Exhibit 10.29
EXECUTION COPY

SECOND AMENDMENT AND CONSENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT AND CONSENT, dated as of June 29, 2012 (“Amendment”), to the Second Amended and Restated Credit Agreement, dated as of March 25, 2010, as amended and restated as of December 28, 2010 and as further amended and restated as of March 17, 2011 (as so amended and restated, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BIOSCRIP, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement), certain of the Lenders (as defined below) and HEALTHCARE FINANCE GROUP, LLC, as administrative agent for the Lenders and as collateral agent for the Secured Parties (in such capacities, the “Agent”), and as collateral manager.
The Borrower, the Subsidiary Guarantors, the financial institutions from time to time party to the Credit Agreement (the “Lenders”), the Agent and certain other parties are party to the Credit Agreement.
The Borrower has requested that the Lenders and the Agent (i) amend the negative covenants to permit certain Investments under the Credit Agreement and (ii) consent to certain Investments made prior to the date hereof, and the Lenders and the Agent have agreed to such amendments and consents, on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.Amendments To Credit Agreement.     Effective as of the Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)     Section 6.04(a) of the Credit Agreement is amended and restated in its entirety to read as follows:
“(a)     loans and advances to Effingo LLC, a Florida limited liability company, on or after the date hereof in an aggregate amount not to exceed $3,000,000;”
(b)         Section 6.04(n) of the Credit Agreement is amended and restated in its entirety to read as follows:
“(n)    Investments made by Borrower or any Subsidiary in any Permitted Joint Venture on or after the date hereof in an aggregate amount not to exceed $5,000,000 for each such Investment and related series of Investments (or, with respect to the Investments by Borrower in MyTeleHealth Solutions, LLC, a Delaware limited liability company (solely to the extent it is a Permitted Joint Venture), an aggregate amount not to exceed $15,000,000), and $20,000,000 in the aggregate for all such Investments; provided, that (x) if permitted under the documents related to such Permitted Joint Venture, the equity held by any Company, or (y) if not permitted, all proceeds and distributions payable to Borrower or any Subsidiary with respect to such Permitted Joint Venture, in either case, shall be pledged to the Administrative Agent in a manner reasonably acceptable to the Administrative Agent.”
3.Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof and in reliance on the accuracy of the representations and warranties set forth herein, the Agent and the Required Lenders hereby consent to the making by Borrower of certain Investments prior to the date hereof to the extent such Investments are permitted under the provisions of Section 6.04 of the Credit Agreement after giving effect to amendments thereto contained in section 2 above, and agree that no Default or Event of Default shall be deemed to have occurred as a result of the making of such Investments prior to the date hereof.
4.Condition Precedent. This Amendment shall become effective upon (i) the Agent’s receipt of this Amendment duly executed and delivered by the Borrower, the Subsidiary Guarantors, the Required Lenders and the Agent; and (ii) the Borrower shall have delivered to the Agent (a) the original promissory note evidencing the Investment by Borrower in Effingo LLC, accompanied by instruments of transfer or assignment undated and duly executed in blank and (b) the original promissory note evidencing the Investment (in the form of loans) by Borrower in MyTeleHealth Solutions, LLC, accompanied by instruments of transfer or assignment undated and duly executed in blank.
5. Representations and Warranties. The Borrower and each of the Loan Parties represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

(a)         This Amendment and the consummation of the transactions contemplated hereby are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)         This Amendment and the consummation of the transactions contemplated hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or consents, approvals, registrations, filings, Permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate the Organizational Documents of any Loan Party, (iii) will not violate or result in a default or require any consent or approval under (w) any Senior Note Documents, (x) any other indenture, agreement, or other instrument binding upon any Loan Party or its property or to which any Loan Party or its property is subject, or give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document, (iv) will not violate any material Legal Requirement in any material respect and (v) will not result in the creation or imposition of any Lien on any property of any Loan Party.

(c)         After giving effect to this Amendment, each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date hereof with the same effect as though made on and as of such date, except to the

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extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).

(d)         After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on such date.

(e)         MyTeleHealth Solutions, LLC is a Permitted Joint Venture.

6.Costs and Expenses. The Loan Parties agree, jointly and severally, to pay, promptly upon demand all reasonable costs and expenses incurred by the Agent, including the reasonable fees, charges and disbursements of Advisors for the Agent, in connection with the preparation, negotiation, execution and delivery of this Amendment.
7.Continued Effectiveness. Except for the amendments set forth in Section 2 hereof and the consent set forth in Section 3 hereof, nothing herein shall be deemed to be an amendment or waiver of any covenant or agreement contained in the Credit Agreement or any other Loan Document and each of the parties hereto agrees that all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents, as amended or otherwise consented to herein, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date of this Amendment. This Amendment constitutes a Loan Document under the Credit Agreement. The terms “Agreement”, “hereof”, “herein” and similar terms as used in the Credit Agreement and each reference in the other Loan Documents to “the Credit Agreement” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to, from and after the effectiveness of this Amendment, the Credit Agreement as amended by this Amendment, and as it may in the future be amended, restated, modified or supplemented from time to time in accordance with its terms. This Amendment shall constitute a Loan Documents under the Credit Agreement.
8.Ratification. Each Subsidiary Guarantor hereby approves and consents to this Amendment and agrees and affirms that the Guarantees of the Guaranteed Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects. Each of the Loan Parties hereby ratifies and confirms the grant of the security interest in and the Liens on its Collateral in favor of the Agent contained in the Security Documents to which it is a party.
9.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
10.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
11.Captions. The captions used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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12.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BIOSCRIP, INC., as Borrower

By: /s/ Richard Smith	Name: Richard Smith Title: President and CEO

EACH SUBSIDIARY GUARANTOR SET
FORTH ON ANNEX A

By: /s/ Richard Smith	Name: Richard Smith Title: Authorized Officer

HEALTHCARE FINANCE GROUP, LLC,
as Sole Lead Arranger, Administrative Agent, Collateral Agent and Collateral Manager

By:	/s/ John Calabro
Name:    John Calabro
Title:    EVP

HFG HEALTHCO-4 LLC,
as a Lender and as Swingline Lender
By: Master Healthco, LLC, its member

By:    /s/ John D. Calabro
Name:    John D. Calabro
Title:    Executive Vice President

WELLS FARGO CAPITAL FINANCE, LLC,
as a Lender, Documentation Agent and as Issuing Bank

By:    /s/ Dennis King
Name:    Dennis King
Title:    Vice President
SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:    /s/ Jeffrey B. Iervese
Name:    Jeffrey B. Iervese
Title:    Vice President

By:    /s/ John Finore
Name:    John Finore
Title:    Vice President
GE CAPITAL FINANCIAL INC., as a Lender

By:    /s/ Heather L. Glade
Name:    Heather-Leigh Glade
Title:    Duly Authorized Signatory

Annex A

Subsidiary Guarantors

BioScrip Infusion Services, Inc.
Chronimed, LLC
BioScrip Pharmacy, Inc.
Bradhurst Specialty Pharmacy, Inc.
BioScrip Pharmacy (NY), Inc.
BioScrip PBM Services, LLC
Natural Living, Inc.
BioScrip Infusion Services, LLC
BioScrip Nursing Services, LLC
BioScrip Infusion Management, LLC
BioScrip Pharmacy Services, Inc.
CHS Holdings, Inc.
Critical Homecare Solutions, Inc.
Applied Health Care, LLC
Cedar Creek Home Health Care Agency, Inc.
Deaconess Enterprises, LLC
Deaconess HomeCare, LLC
East Goshen Pharmacy, Inc.
Elk Valley Health Services, Inc.
Elk Valley Home Health Care Agency, Inc.
Elk Valley Professional Affiliates, Inc.
Gericare, Inc.
Infusion Partners, LLC
Infusion Partners of Brunswick, LLC
Infusion Partners of Melbourne, LLC
Infusion Solutions, Inc.
Knoxville Home Therapies, LLC
National Health Infusion, Inc.
New England Home Therapies, Inc.
Option Health, Ltd.
Professional Home Care Services, Inc.
Regional Ambulatory Diagnostics, Inc.
Scott-Wilson, Inc.
South Mississippi Home Health, Inc.
South Mississippi Home Health, Inc. – Region I
South Mississippi Home Health, Inc. – Region II
South Mississippi Home Health, Inc. – Region III
Specialty Pharma, Inc.
Wilcox Medical, Inc.

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